                                                                    Exhibit 10.2

March 18, 1999

MAJESCO SALES, INC.
244 Fernwood Avenue
Edison, NJ 08837

Re:      FACTORING AGREEMENT

     It is mutually agreed that the Factoring Agreement entered into between us dated April 24, 1989, as amended or supplemented (the "Factoring Agreement") is amended effective April 15th, 1999 as follows:

     The commission rate specified in Paragraph 6.(a) is hereby amended to read
     0.55%.

     The interest rate specified in Paragraph 7.(a) is hereby amended to read
     8.75%.

     The Prime Rate referred to in the last sentence of paragraph 7.(b) is hereby amended to read 7.75%

     The following is hereby added after the first sentence of Paragraph 9:

     "Should you desire to terminate the Factoring Agreement other than as provided in the Factoring Agreement, as a condition to such termination, you shall pay to Lender, in addition to any other fees payable pursuant to the Factoring Agreement, additional liquidated damages in an amount equal to the number of months (or part thereof) from the date of such desired termination until the earliest date that termination could have been effected pursuant to the terms of the Factoring Agreement, multiplied by
     $35,000."

     In all other respects the terms and conditions of the aforesaid agreement, as the same may have heretofore been amended, shall remain unchanged.

                                           ROSENTHAL & ROSENTHAL, INC.

                                           BY:
                                              ---------------------------------

THE FOREGOING IS ACKNOWLEDGED AND AGREED TO:
MAJESCO SALES, INC.

BY:
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